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                                 March 20, 2003


                                                                     Exhibit 8.1


Shurgard Storage Centers, Inc.
1155 Valley Street, Suite 400
Seattle, Washington  98109

      RE:  REGISTRATION STATEMENTS ON FORM S-3, NO. 333-100165 AND No. 333-54392

Ladies and Gentlemen:

      We have acted as counsel to Shurgard Storage Centers, Inc., a Washington corporation, in connection with the issuance and sale of $200,000,000 in aggregate principal amount of its 5.875% notes due 2013 (the "Notes"). The terms of the Notes are more fully described in the prospectus supplement dated March 19, 2003 (the "Prospectus Supplement") to the Registration Statement on Form S-3, File No. 333-100165, filed by Shurgard Storage Centers, Inc. (the "Company") with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Act"), on September 27, 2002 and as declared effective by the Commission on November 8, 2002, and the Registration Statement on Form S-3, File No. 333-54392, filed by the Company with the Commission under the Act on January 25, 2001, as declared effective on August 24, 2001 and post-effectively amended on November 8, 2002 (together, the "Registration Statement").

      You have requested our opinion regarding the material federal income tax consequences relating to the purchase, ownership and disposition of the Notes. In formulating our opinion, we have examined the Registration Statement, the Prospectus Supplement and such certificates, records and other documents as we have deemed necessary or appropriate. In our examination of this material, we have not conducted an independent investigation of any of the facts set forth in the Registration Statement, the Prospectus Supplement,
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March 20, 2003
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and such certificates, records and other documents. Consequently, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity to all authentic original documents of all copies of documents submitted to us.

      This opinion is based upon relevant provisions of the Internal Revenue Code of 1986, as amended, Treasury regulations promulgated thereunder (including proposed and temporary Treasury regulations) and interpretations of the foregoing as expressed in court decisions, administrative determinations, and legislative history as of the date hereof. These provisions and interpretations are subject to change, which may or may not be retroactive in effect, that might result in modifications of our opinion.

      Our opinion relates only to the federal income tax laws of the United States, and we express no opinion with respect to other federal laws or with respect to the laws of any other jurisdiction. Further, we express no opinion concerning any tax consequences except as expressly set forth in the Prospectus Supplement under the heading "FEDERAL INCOME TAX CONSIDERATIONS."

      Based upon the foregoing, and subject to the qualifications set forth herein, we are of the opinion that the discussion set forth in the Prospectus Supplement under the heading "FEDERAL INCOME TAX CONSIDERATIONS," to the extent it constitutes summaries of legal matters or legal conclusions, is a fair and accurate summary of the material federal income tax consequences of the purchase, ownership and disposition of the Notes.

      This opinion is expressed as of the date hereof, and we undertake no obligation to update our opinion to reflect any
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March 20, 2003
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subsequent changes of the facts stated or assumed herein or any subsequent changes in applicable law. Further, this opinion is based on the accuracy of the facts and the representations set forth in the Registration Statement and the Prospectus Supplement. In the event any one of the material facts, representations or assumptions upon which we have relied to issue this opinion is incorrect, our opinion might be adversely affected and may not be relied upon. In addition, there can be no assurances that the Internal Revenue Service will not assert contrary positions.

      We hereby consent to the filing of this opinion as an exhibit to Form 8-K filed by Shurgard Storage Centers, Inc. with the Securities and Exchange Commission on the date hereof. In giving this consent, we do not hereby admit that we come within the category of persons whose consent is required under
Section 7 of the Securities Act, nor do we admit that we
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March 19, 2003
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are experts within the meaning of the term "expert" as used in the Securities
Act.

                                    Very truly yours,

                                    PERKINS COIE LLP